UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2019

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 20, 2019, Consolidated Water Co. Ltd. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Company determined that one of the members of the Audit Committee (the “Committee”) of the Company’s Board of Directors, Linda Beidler-D’Aguilar, did not meet the independence criteria for audit committee members as set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, as a result of the payment of fees unrelated to her responsibilities as a director or committee member. From May 22, 2019 through December 19, 2019, Consolidated Water (Bahamas) Ltd., a majority-owned subsidiary of the Company, paid Glinton Sweeting O’Brien, a law firm at which Ms. Beidler-D’Aguilar is a partner, a total of $16,852, consisting of $12,500 in fees, $2,776 in expense reimbursement and $1,576 in value-added tax.

In order to address this issue, Ms. Beidler-D’Aguilar resigned from the Committee effective December 19, 2019. Following Ms. Beidler-D’Aguilar’s resignation, the Committee is comprised of Richard L. Finlay, Wilmer F. Pergande, Leonard J. Sokolow and Raymond Whittaker.  The Company examined the independence of each remaining Committee member and confirmed compliance with NASDAQ and SEC independence requirements.  The Company also reviewed the minutes of the Committee meeting that Ms. Beidler-D’Aguilar attended between May 22, 2019 and December 19, 2019 and determined that the four members of the Committee other than Ms. Beidler-D’Aguilar approved all actions taken at such meetings.

Further, the Company reviewed its procedures with respect to the appointment of directors to the Committee and payments made to directors or entities in which directors are known to have an equity interest.  In order to avoid future compliance issues with audit committee composition rules, the Company plans to revise the Committee’s charter to require that any appointment to the Committee be approved by both the Company’s Chief Executive Officer and Chief Financial Officer, after consultation with counsel.

On December 27, 2019, the Listing Qualifications department of NASDAQ notified the Company via letter that, due to the payments made to Glinton Sweeting O’Brien, the Company had failed to comply with NASDAQ’s audit committee composition requirements set forth in Listing Rule 5605(c)(2)(A)(ii). However, NASDAQ further noted that, because Ms. Beidler-D’Aguilar is no longer a member of the Committee, the Company is again in compliance with the Listing Rule and the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ Frederick W. McTaggart
Name:	Frederick W. McTaggart
Title:	President and Chief Executive Officer

Date: December 27, 2019